SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Washington Real Estate Investment Trust

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WASHINGTON REAL ESTATE INVESTMENT TRUST

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

Telephone 301-984-9400

Facsimile 301-984-9610

Website www.writ.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April XX, 2007

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust to be held on Thursday, May 17, 2007. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

Two Trustees are nominated for election at the meeting, and the Board of Trustees recommends that shareholders vote in favor of their election. In addition to the election of Trustees, we are recommending amendments to the Declaration of Trust to authorize the issuance of Preferred Shares. The Board believes that the preferred share amendments are in the best interests of the Trust and the shareholders. They will allow the Trust to issue preferred shares when market pricing is favorable. Unlike our common dividend, this dividend never increases and at the same time, under current market conditions, WRIT would retain the right to repurchase the preferred shares at par at any time after 5 years. The Trust is also seeking the approval of the shareholders of the adoption of the 2007 Omnibus Long-Term Incentive Plan.

Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement, then complete, sign and return your proxy card in the enclosed envelope. You may also vote via telephone or the Internet. Just follow the instructions on the enclosed card.

Best Regards,

/s/ EDMUND B. CRONIN, JR.
Edmund B. Cronin, Jr.
Chairman of the Board

WASHINGTON REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April XX, 2007

Dear Shareholder,

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Washington Real Estate Investment Trust (the “Trust” or “WRIT”) will be held at the Bethesda North Marriott Hotel & Conference Center, 5701 Marinelli Road, North Bethesda, Maryland (Northwest corner of Rockville Pike and Marinelli Rd., across the street from the White Flint Metro Stop) on Thursday, May 17, 2007 at 11:00 a.m., for the following purposes:

1.	To elect two Trustees;

2.	To approve amendments to the Declaration of Trust to authorize the issuance of Preferred Shares;

3.	To approve the 2007 Omnibus Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

The Trustees have fixed the close of business on March 14, 2007 as the record date for shares entitled to notice of and to vote at the Annual Meeting.

The Annual Report of the Trust, Proxy Statement and a Proxy Card are enclosed with this Notice.

You are requested, whether or not you plan to be present at the Annual Meeting, to sign and promptly return the Proxy Card in the enclosed business reply envelope. Alternatively, you may vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the enclosed Proxy Card.

Sincerely,

/s/ LAURA M. FRANKLIN
Laura M. Franklin
Corporate Secretary

WASHINGTON REAL ESTATE INVESTMENT TRUST

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

PROXY STATEMENT

This Proxy Statement is furnished by the Trust’s Board of Trustees (the “Board”) in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 17, 2007 and at any and all adjournments thereof. Mailing of this Proxy Statement, the form of Proxy and the Annual Report of the Trust will commence on or about April XX, 2007 to shareholders of record as of March 14, 2007. All proxies will be voted in accordance with the instructions contained therein, and if no instructions are specified, the proxies will be voted in accordance with the recommendations of the Board. Therefore, if no instructions are specified, the proxies will be voted FOR the election of the two Trustee nominees listed, FOR the amendments to the Declaration of Trust to authorize Preferred Shares and FOR the approval of the 2007 Omnibus Long-Term Incentive Plan. Abstentions and broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by submitting, to the Corporate Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

The voting securities of the Trust consist of shares of beneficial interest, $0.01 par value (“Shares”), of which 45,045,385 Shares were issued and outstanding at the close of business on March 14, 2007. The Trust has no other class of voting security. Each Share outstanding on March 14, 2007 will be entitled to one vote. Shareholders do not have cumulative voting rights.

THE BOARD OF TRUSTEES AND MANAGEMENT

The Board of Trustees

The Board consists of eight Trustees divided into two classes of three Trustees each and one class of two Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 2007, 2008 and 2009, respectively, and until their respective successors are elected. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust’s Bylaws provide that no person shall be nominated for election as a Trustee after their 72nd birthday.

The Board held 14 meetings in 2006. During 2006, each incumbent Trustee attended at least 75% of the total number of Board and committee meetings he or she was eligible to attend, except for Ms. Williams who had an injury that prevented her from attending several meetings. The Trust’s non-management Trustees meet at regularly scheduled executive sessions without management, presided over by Mr. McDaniel, the chairman of the Corporate Governance Committee.

The Board has determined that all Trustees with the exception of Mr. Cronin are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Board has determined that Mr. Osnos is an independent Board member as that term is defined in the New York Stock Exchange rules but is not eligible to serve on the audit committee because of the rule that requires that an audit committee member not directly or indirectly receive any compensation from the Trust other than fees for serving as a Trustee. In making this determination, the Board concluded that, although Mr. Osnos is an employee of the Trust’s outside counsel, because the Trust’s payments to such counsel are not material to the firm or the Trust, the relationship does not constitute a material relationship with the Trust.

The Board provides a process for shareholders and other interested parties to send communications to the entire Board, or any of the Trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. All communications will be compiled by the Corporate Secretary and submitted to the Board or the Trustees on a periodic basis.

All members of the Board except for Mr. Nason and Mr. Pivik attended the Annual Shareholders Meeting in 2006. The Board does not have a formal written policy requiring Trustees to attend the Annual Shareholders Meeting, although Trustees have traditionally attended.

The Trust is sad to report the death of Mr. Pivik on July 25, 2006 and wants to express appreciation for his service on the Board.

The Corporate Governance/Nominating Committee held 3 meetings in 2006. The Committee members are Chairman McDaniel, Messrs. Derrick, Osnos and Russell and Ms. Williams. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Committee performs the duties described in the Corporate Governance/Nominating Committee Charter, adopted by the Board. The Corporate Governance/Nominating Committee Charter is available on our website, www.writ.com and upon written request. Among other things, the Committee develops and recommends corporate governance principles, evaluates the performance of the Chief Executive Officer in light of Trust goals and objectives, and recommends nominees for election to the Board of Trustees as outlined in the Corporate Governance/Nominating Committee Charter. The Committee will consider nominees to the Board submitted by shareholders in writing addressed to the attention of the Committee at the executive offices of the Trust in Rockville, Maryland. The Committee’s minimum qualifications and specific qualities and skills required for Trustees are set forth in the Corporate Governance/Nominating Committee Charter. In addition to considering candidates suggested by shareholders, the Committee considers potential candidates recommended by current Trustees, Trust Officers, employees and others. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Committee determines whether the candidate meets the Trust’s minimum qualifications and specific qualities and skills for Trustees and whether requesting additional information or an interview is appropriate.

The Compensation Committee met 6 times in 2006. Committee members are Chairman Nason, Messrs. Osnos and Civera and Ms. Williams. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Committee is responsible for making recommendations to the Board with respect to executive compensation. The Compensation Committee Charter is available on our website, www.writ.com and upon written request

The Audit Committee met 8 times in 2006. The Committee members are Chairman Derrick, Messrs. McDaniel, Nason, Civera and Russell. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Board has determined that Mr. Civera qualifies as an Audit Committee Financial Expert, as that term is defined in the rules of the SEC. The Audit Committee assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the responsibilities of the Trust’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities see the “Audit Committee Report” on page 22 of this Proxy Statement. The Audit Committee Charter is available on our website, www.writ.com and upon written request.

TRUSTEE COMPENSATION

For 2006, the seven non-officer Trustees of the Trust received an annual retainer of $25,000 plus $1,000 per committee meeting. In addition, each non-officer Trustee received an annual grant of $30,000 in restricted Shares which vested immediately. Committee Chairs received additional retainers as follows: Audit Committee $7,500; Corporate Governance/Nominating Committee, $3,000; and Compensation Committee, $3,000. Audit Committee members were also paid an additional retainer of $3,750. The Trust has approved a non-qualified deferred compensation plan for the Trustees. The plan will allow any Trustee to defer a percentage of his or her cash compensation. Compensation deferred will be credited with interest. Upon the expiration of a Trustee’s term, the compensation plus interest can be paid in either a lump sum or in installments at the discretion of the Trustee. Upon death, the Trustee’s beneficiary will receive a lump sum pay out. The plan is unfunded and payments are to be made from general assets of the Trust.

TRUSTEE SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid by the Trust to non-employee Trustees for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Change in Pension Value and Deferred Compensation Earnings (2) ($)	Total ($)
Edward S. Civera	16,979	15,025	—	32,004
John M. Derrick, Jr.	48,500	30,011	—	78,511
John P. McDaniel	47,750	30,011	424	78,185
Charles T. Nason	46,187	30,011	401	76,599
Robert W. Pivik	28,771	0	36	28,807
David M. Osnos	38,000	30,011	—	68,011
Thomas Edgie Russell, III	15,979	15,025	—	31,004
Susan J. Williams	38,563	30,011	103	68,677

(1)	Options held by each non-employee Trustee at December 31, 2006 are as follows: Mr. McDaniel, 8,000; Mr. Nason, 4,000; Mr. Osnos, 6,000; and Ms. Williams, 12,000. All stock awards are fully vested. See the Ownership of Shares by Trustees and Executive Officers on page 6.

(2)	Represents the above market earnings on Deferred Compensation Plan for the Trustees that participate in the Plan.

The following table sets forth the names and biographical information concerning each of the current Trustees.

NAME	PRINCIPAL OCCUPATION	SERVED AS TRUSTEE SINCE	AGE	TERM EXPIRES
Edward S. Civera	Chairman, HealthExtras, Inc.	2006	56	2008
Edmund B. Cronin, Jr.	Chairman and Chief Executive Officer, WRIT	1994	69	2007
John M. Derrick, Jr.	Retired Chairman, CEO and President, Pepco Holdings, Inc.	1997	67	2009
John P. McDaniel	Chief Executive Officer, MedStar Health	1998	64	2007
Charles T. Nason	Retired Chairman, President and CEO, The Acacia Group	2000	60	2009
David M. Osnos	Attorney, Arent Fox LLP	1987	75	2007
Thomas Edgie Russell, III	President and Director, Partners Realty Trust Inc.	2006	64	2009
Susan J. Williams	Chief Executive Officer and President, Williams Aron & Associates	1999	66	2008

Mr. Edward S. Civera currently serves as the Chairman of the Board of HealthExtras, Inc., a publicly traded pharmacy benefit management company. He also serves as a member of the Board of Directors of MCG Capital Corporation, a publicly traded commercial finance company, and MedStar Health, a non-profit healthcare organization. In 2006, Mr. Civera was appointed to Director and Chairman of the Executive and Special Committees at The Mills Corporation to assist the Board in the evaluation of strategic alternatives. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), most recently as Managing Partner, focused on financial advisory and auditing services. Mr. Civera has a Bachelor of Science in Accounting and a Master of Business Administration from St. Joseph’s University. Mr. Civera is a Certified Public Accountant.

Mr. Edmund B. Cronin, Jr. is Chairman and Chief Executive Officer (“CEO”) of the Trust. Prior to joining the Trust in 1994 Mr. Cronin was President and CEO of H.G. Smithy Company and its subsidiaries from 1976 to 1994, providing a full range of corporate and institutional real estate services. Mr. Cronin is also a Director of Pepco Holdings, Inc. (formerly Potomac Electric Power Company (“PEPCO”)), the Federal City Council, Economic Club of Washington and Chairman of the Board of Georgetown University Hospital.

Mr. John M. Derrick Jr. is retired Chairman, CEO and President of Pepco Holdings, Inc. He joined PEPCO, its predecessor, in 1961 and served as President and CEO from 1997 until 1999 and as Chairman and CEO from 1999 until July 2003, and Chairman until May 2004. From 1992 until 1997, he served as President and Chief Operating Officer. Mr. Derrick is a member of the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers and the Washington Society of Engineers. He is past Chairman of the United States Energy Association and he has served as a Director of the United States Chamber of Commerce, a trustee of the Federal City Council and Chairman of the Greater Washington Initiative. He is past Chairman of the Maryland Chamber of Commerce and the Greater Washington Board of Trade.

Mr. John P. McDaniel has been CEO of MedStar Health, a multi-institutional, not-for-profit healthcare organization serving Washington D.C., Maryland, Virginia and the mid-Atlantic region, since its inception in 1982. Mr. McDaniel serves on the Board of Thrivent Financial for Lutherans and 1st Mariner Bank and is a Trustee of Georgetown University. Mr. McDaniel is a past Chairman and member of the Board of the Greater Washington Board of Trade, a member of the Executive Committee of the Federal City Council, Chairman and member of the Maryland State Racing Commission, and a member of the Executive Committee of the Greater Baltimore Committee. Mr. McDaniel is a Fellow of the American College of Healthcare Executives, a member of the Economic Club of Washington and a member of The Mary and Daniel Loughran Foundation.

Mr. Charles T. Nason is retired Chairman and CEO of The Acacia Group, including Acacia Life, Acacia Federal Savings Bank and the Calvert Group LTD. He served Acacia from 1977 to 2005, including being CEO from 1988 to 2003. The Acacia Group is a Washington D.C. based financial services organization with assets under management in excess of $13 billion. Mr. Nason is a past Chairman and director of The Greater Washington Board of Trade and the Federal City Council. He currently serves as a Director of MedStar, Inc. and is a member of The Economic Club of Washington. He is also Vice-Chairman of the Board of Trustees of Washington and Jefferson College. In addition, he is a past Director of The American Council of Life Insurance and past Chairman of Insurance Marketplace Standards Association.

Mr. David M. Osnos is of-counsel with Arent Fox LLP (legal counsel to the Trust) and has been an attorney with the firm since 1956. His principal areas of practice include real estate, tax, securities, corporate, estate planning and sports law. He is a Director or Trustee of numerous organizations including EastGroup Properties, a real estate investment trust, VSE Corporation, an engineering firm, and the Washington Wizards Basketball Club.

Mr. Thomas Edgie Russell, III is President and a Director of Partners Realty Trust, Inc., a private real estate company which was previously engaged in the ownership of apartments, offices, and shopping centers.

Mr. Russell currently serves as a Director of Good Samaritan Hospital, a health-care facility operated by MedStar Health, a not-for-profit health care organization serving the Baltimore-Washington, D.C. region, and Keswick Multi-Care Center, a not-for-profit organization providing skilled nursing care and adult day services. From 1988 to 1990, Mr. Russell was a Director of Florida Rock Industries, a publicly traded construction materials company, and the Chief Operating Officer of its wholly owned subsidiary, The Arundel Corporation. He held various executive positions with The Arundel Corporation for approximately 15 years prior to it being acquired by Florida Rock. Mr. Russell obtained his J.D. from the University of Maryland Law School, a Master of Business Administration from the University of Pennsylvania, and his Bachelor of Arts from Wesleyan University.

Ms. Susan J. Williams has been CEO of Williams Aron & Associates, a public affairs consulting firm, since 2002. Ms. Williams was Founding Partner and served as President of Bracy Williams & Company, government affairs and public relations consultants from 1982 to 2001. Ms. Williams’ career includes public service as a legislative professional on Capitol Hill as well as Assistant Secretary of Transportation. She also played a founding role in Project Head Start. Ms. Williams is a past Chair of The Greater Washington Board of Trade. She served on the Board of Directors of the Henry L. Stimson Center, the American Institute for Public Service, the Historical Society of Washington, D.C., the National Aquarium in Baltimore, and the D.C. Agenda Project. She is currently a member of the Economic Club of Washington and the Federal City Council.

Management

The following table contains information regarding the Executive Officers and other Officers of the Trust other than the Trust’s Chairman and CEO, Mr. Cronin. These Officers are elected annually by the Board and serve at the Board’s discretion.

NAME OF EXECUTIVE OFFICER	AGE	POSITION
George F. McKenzie	51	President and Chief Operating Officer
Laura M. Franklin	46	Senior Vice President, Accounting, Administration and Corporate Secretary
Sara L. Grootwassink	39	Senior Vice President and Chief Financial Officer

NAME OF OFFICER	AGE	POSITION
James B. Cederdahl	48	Managing Director, Property Management
David A. DiNardo	49	Managing Director, Leasing
Thomas L. Regnell	50	Managing Director, Acquisitions

Mr. George F. McKenzie joined the Trust in September 1996 and was elected Executive Vice President, Real Estate in 2002. In 2006, he was promoted to President and Chief Operating Officer. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the mid-Atlantic region.

Ms. Laura M. Franklin, CPA, joined the Trust in August 1993 as Assistant Vice President, Finance. In 1995 she was named Vice President, Chief Accounting Officer and Corporate Secretary to the Trust. In 2002, she was named Senior Vice President, Accounting, Administration and Corporate Secretary. Prior to joining WRIT she was employed by The Reznick Group, specializing in audit and tax services for real estate clients. Ms. Franklin formerly served on the NAREIT Best Financial Practices Council and is a director of KEEN USA and KEEN Greater DC, a non-profit organization that provides recreational opportunities for children and young adults with mental and physical disabilities.

Sara L. Grootwassink, CPA, CFA, joined the Trust in December 2001 as Managing Director, Finance and Capital Markets. In 2002, Ms. Grootwassink was named Chief Financial Officer. From 1999 through 2001,

Ms. Grootwassink served as Vice President, Finance and Investor Relations at Corporate Office Properties Trust and previously as an Equity Analyst at Johnston, Lemon & Co. Ms. Grootwassink is a Director of CapitalSource, Inc., a commercial finance company and serves on the Strategic Planning Committee of Washington Hospital Center. Ms. Grootwassink serves on the editorial advisory board of Real Estate Portfolio magazine, is a member of the Economic Club of Washington, and formerly served on NAREIT’s Investor Advisory Council.

Mr. James B. Cederdahl was promoted to Managing Director, Property Management in January 2006. He joined the Trust as Senior Property Manager in August 1994 and was promoted to Director in 1999. Between 1984 and 1994, he performed management and leasing operations for a portfolio consisting of both retail and office buildings at Gates, Hudson, & Associates.

Mr. David A. DiNardo joined the Trust in June 2005 as Managing Director, Leasing. From 1998 to 2005, Mr. DiNardo served as a Senior Vice President and member of the Executive Committee of Grubb & Ellis Company in their Office Services Group. From 1993 to 1998, prior to its acquisition by Grubb & Ellis, Mr. DiNardo was a Principal at Smithy Braedon Company, where he represented a large number of tenants and owners. Mr. DiNardo joined Smithy Braedon in November of 1983. Mr. DiNardo is a member of the Greater Washington Commercial Association of Realtors (GWCAR) and a former member of its Board of Directors.

Mr. Thomas L. Regnell joined the Trust in January 1995 as Vice President, Acquisitions. In 2001, Mr. Regnell was named Managing Director, Acquisitions. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

There are no family relationships between any Trustee and/or Executive Officer. There are no related party transactions between any Trustees or members of management and the Trust. Although the Trust has not entered into a related party transaction in many years, if a related party transaction would arise the Trust would require the review and approval of the Audit Committee. The Audit Committee would approve the transaction only if it was in the best interest of the Trust.

Ownership of Shares by Trustees and Executive Officers

The following table sets forth certain information concerning all Shares beneficially owned as of March 14, 2007 by each Trustee, by each of the “Named Officers” (as defined in “Executive Compensation” below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder and/or the holder’s spouse.

NAME	SHARES OWNED (1)	PERCENTAGE OF TOTAL
Edward S. Civera	383	0.00%
Edmund B. Cronin, Jr.	391,642	0.87%
John M. Derrick, Jr.	15,995	0.04%
Laura M. Franklin	80,731	0.18%
Sara L. Grootwassink	49,440	0.11%
John P. McDaniel	14,486	0.03%
George F. McKenzie	182,793	0.41%
Charles T. Nason	21,594	0.05%
David M. Osnos	22,536	0.05%
Thomas Edgie Russell, III	884	0.00%
Susan J. Williams	17,636	0.04%
All Trustees and Executive Officers as a group (11 persons)	798,120	1.77%

(1)	Includes Shares subject to options exercisable within 60 days, as follows: Mr. Cronin, 211,503; Ms. Franklin, 24,003; Ms. Grootwassink, 13,815; Mr. McDaniel, 8,000; Mr. McKenzie, 90,309; Mr. Nason, 4,000; Mr. Osnos, 6,000; Ms. Williams, 12,000; and all Trustees and Executive Officers as a group, 369,630.

Ownership of Shares by Certain Beneficial Owners

The Trust, based upon a Schedules 13G filed with the Securities and Exchange Commission (“SEC”), believes that the following persons currently beneficially own more than five percent of the outstanding Shares.

NAME	SHARES OWNED		PERCENTAGE OF TOTAL
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	3,492,766	(1)	7.76%

Vanguard Group, Inc. 455 Devon Park Drive Wayne, Pennsylvania 19087	2,579,278	(2)	5.73%

(1)

These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)

These securities are owned by various individual and institutional investors which Vanguard Group, Inc. (“The Vanguard Group”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, The Vanguard Group is deemed to be a beneficial owner of such securities; however, The Vanguard Group expressly disclaims that it is, in fact, the beneficial owner of such securities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objectives of the Trust’s compensation programs are to allow the Trust to attract and retain talented officers and executives, to provide added incentives to achieve various objective performance targets and to link compensation to shareholder results by rewarding competitive and superior performance.

For its named executive officers (“NEOs”), which include the CEO and the other individuals named in the Summary Compensation Table that follows this Compensation Discussion and Analysis, the Trust’s compensation program is designed to closely align compensation with the performance of the Trust on both a short-term and long-term basis. The compensation program for NEOs is designed to reward the achievement of specific annual, long-term and strategic goals by providing the majority of compensation in the form of variable pay that is based on internal financial objectives. The Trust believes this motivates performance consistent with short and long-term business objectives. This approach creates management alignment in the profitability and success of the organization for the short and long term. A focus on balancing profit and growth will drive total shareholder value and align management’s interests with the interests of shareholders.

Comparison in Setting Compensation

The Trust compares the compensation of NEOs against other companies in its industry, but due to the diversification and geographic focus there is not a true peer group. In this process, the Trust looks at the following elements of compensation: base salary, annual incentive awards and the value of long-term incentive awards.

Base salaries, short-term and long-term incentive targets were compared to similarly situated executive officers employed by companies in the NAREIT compensation survey and a diversified group of 15 public REITs. The companies in the selected group were not necessarily all the same size but they were competitors with the Trust for both employees and business. The 15 companies were:

Arden Realty, Inc. *	Colonial Properties Trust	First Industrial Realty Trust, Inc.

AMB Property Corporation	Corporate Office Properties Trust	Home Properties, Inc.

Brandywine Realty Trust	Cousins Properties Inc.	Liberty Property Trust

Camden Property Trust	Equity One, Inc.	Post Properties, Inc.

Carramerica Realty Corp. *	Federal Realty Inv. Trust	Regency Centers Corp.

*	These companies are no longer publicly traded, and will not be considered going forward.

The compensation data utilized from the NAREIT survey and group analysis is selected based on jobs of similar scope and complexity.

Compensation Program

The components of the Trust’s current executive compensation program consist of (1) annual base salary, (2) annual incentive compensation (short-term incentive plan), (3) long-term equity incentive compensation and (4) defined contribution plan, deferred compensation and perquisites. Long-term equity incentive compensation for NEOs currently consists of grants of restricted share units and performance share units.

The Trust establishes the amount and mix of base and variable compensation in part by referencing the prevalence of each element and the level of compensation that is provided in the market by executive level and position. The Trust considers market practices in light of its objective of having a performance-focused total compensation program. In addition, it considers the relative value of each executive management position to the achievement of the Trust’s overall business objectives. In considering the total package of compensation, the Trust considers the internal relationships of pay across all executive positions. For 2006, the short-term incentive target awards and long-term incentive target awards were adjusted for each of the NEOs with the exception of the CEO’s long-term incentive target award to bring the compensation to more competitive levels based on a comparative study performed by outside compensation consultants.

A. Base Salary

The Trust views a competitive base salary as an important component to attract and retain executive talent. Base salaries also serve as the foundation for the corporate short-term incentive plan and long-term incentive plan, which express award opportunities as a percentage of base salary. The Trust views base salary as a primary component of executive compensation. Base salaries, as discussed above, are determined by a comparison to similarly situated executive officers employed by companies in the NAREIT compensation survey and a diversified group of 15 public REITs. The Trust considers financial performance when evaluating proposed salary budgets and future salary increases. Annual salary is less than 40% of the total target compensation package of the NEOs (less than 30% for the CEO). Salary recommendations are reviewed and approved annually by the Compensation Committee.

B. Short-Term Incentive

The short-term incentive plan links pay to performance results and is intended to enable the Trust to attract and retain talented officers and provide an incentive to achieve objective annual performance targets.

The short-term incentive plan provides for the annual payment of cash bonuses based upon the Trust’s achievement of its annual targets for funds from operations (FFO) per share and earnings before interest, taxes, depreciation and amortization (EBITDA). FFO is the most commonly accepted and reported measure of REIT operating performance. FFO is equal to a REIT’s net income, excluding gains or losses from sales of property, plus real estate depreciation. FFO per share and EBITDA are weighted 50% each, and actual results for these measures are compared to targets. Performance targets are proposed in the preceding year by management and evaluated and approved by the Board of Trustees.

The combined financial results may then be adjusted, depending upon the condition of the market environment, in the event that WRIT significantly underperforms or outperforms its targets based on market factors unforeseen at the time the targets are set. The application of market factors is subject to the Compensation Committee’s discretion to recognize unique market conditions. If FFO per share growth is not at least equal to zero over the performance period, no short-term incentive payouts will be earned. Any payout under a negative growth scenario is subject to Board discretion. In addition, there is a discretionary override option when determining incentive payouts that allows the Board to adjust a payout upward or downward to recognize individual contributions to the organization.

In setting performance goals, the Trustees review the Trust’s annual business plan as a starting point and consider the potential of achieving the business plan in setting performance goals. Based upon the historical volatility of the market, the Trust believes that these goals are difficult to achieve.

For 2006, individual target awards were increased and established as a percent of base salary for the CEO (100%), Executive Vice Presidents (75%), Senior Vice Presidents (65%) and Managing Directors (50%). Actual awards can range from 0% to a maximum of 200% of the target award based on performance relative to goals with a threshold award level of 50% of target incentive. Results of the two performance measures are combined and if actual performance is below 95% of target performance, no bonuses will be paid pursuant to the program. The maximum award can be earned if actual performance meets or exceeds 110% of target performance. The actual payout amounts for 2006 are presented in the Summary Compensation Table within this proxy statement.

Each December, at the request of the Committee, an internal audit is performed to review management’s calculations for the short-term and long-term incentive plans to confirm that they comply with the plan.

C. Long-Term Incentives

The Trust considers long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the Trust’s overall executive compensation program. The Trust’s long-term equity incentive compensation awards are made pursuant to the Washington Real Estate Investment Trust Share Grant Plan and are generally awarded in December of each year.

The CEO and other officers are eligible for a target award designed to deliver a targeted value consistent with the compensation philosophy. New awards will be granted each year. For 2006, long-term incentive targets were increased and established as a percent of salary for the CEO (150%), Executive Vice Presidents (125%), Senior Vice Presidents (100%) and Managing Directors (75%). The compensation expense for the long-term incentive awards for 2006 is presented in the Summary Compensation Table within this proxy statement.

In 2006, the Trust changed its approach to long-term equity incentive compensation by providing a mix of performance share units (2/3) and restricted share units (1/3). The Trust believes that performance share units provide increased incentive to achieve identified performance goals and that restricted share units support the Trust’s goal of executives having an ownership position in the Trust while encouraging their long-term retention. The new approach also includes transitioning from a look-back performance period to a forward-looking performance period.

(i) Restricted Share Units

Restricted share units provide plan participants with an underlying value in the Trust’s shares. Restricted share unit awards vest with the passage of time over five years, with 20% vesting on each anniversary of the date of the grant, provided the participant remains employed with the Trust. Restricted share units are converted to Shares and delivered to the participant after they fully vest. The vesting schedule is intended to promote retention since an NEO will likely consider the forfeiture of unvested restricted share units in weighing other employment opportunities. If a participant leaves for any reason other than death, disability, retirement, layoff or change in control before vesting, the unvested restricted share units are forfeited. A participant who dies, becomes disabled, retires, is terminated due to layoff or is employed upon a change in control of the Trust will become fully vested in the shares upon the effective date of such events.

For unvested and vested restricted share units, an amount equal to the dividends granted on the Trust’s Shares is paid in cash at the same time dividends on Shares are paid.

(ii) Performance Share Units

The number of performance share units delivered is a function of the Trust’s performance versus targeted FFO and EBITDA goals, subject to cliff vesting after a three year period. These measures are weighted 50% each and actual results for these measures are compared to targets. Performance targets will be set on an annual basis; however, the plan is based on forward-looking cumulative performance over three years.

If annualized FFO per share growth is less than or equal to zero over the performance period, no incentive payouts will be earned. Any payout under this scenario is subject to Board discretion.

In setting performance goals, the Trustees review the Trust’s annual business plan as a starting point and consider the potential of achieving the business plan in setting performance goals. Based upon the historical volatility of the market, the Trust believes that these goals are difficult to achieve.

Actual awards can range from 0% to a maximum of 200% of the target award based on performance relative to goals with a threshold award level of 50% of target incentive. Results of the two performance measures are first combined and if actual performance is below or equal to 90% of target performance, no incentives will be paid pursuant to the program, and the maximum award can be earned if actual performance meets or exceeds 110% of target performance.

Performance share units are converted to common shares and delivered to the participant after the three-year performance period. An amount equal to the dividends granted on the Trust’s Shares is paid in cash at the end of the performance period based on the Shares awarded.

(iii) Transition Award

Due to the three year vesting period of the new performance share long-term equity incentive program and the potential shortfall in the current outstanding awards, a transition award was granted to address retention and competitive compensation concerns.

The transition award is a service-based restricted share unit award that vests over three years, 25% in years one and two and 50% in year three. The CEO announced his intent to retire in 2007, thus his Shares will fully vest upon retirement. Without a transition plan, NEOs would not realize gains from the benefits of the new program until the end of 2008. The pro-rata vesting value of the transition awards granted for 2006 are included in the Summary Compensation Table within this proxy statement.

D. Retirement, Deferred Compensation and Perquisites

(i) Supplemental Executive Retirement Plan

Because the U.S. Internal Revenue Code limits the benefits that would otherwise be provided by the Trust’s qualified retirement programs, the Trust provides a Supplemental Executive Retirement Plan (“SERP”) for the benefit of the NEOs. In November 2005, the Board of Trustees approved the establishment of a SERP for the benefit of the NEOs, other than the CEO. This is a defined contribution plan under which, upon a participant’s termination of employment from the Trust for any reason other than death, discharge for cause or total and permanent disability, the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. We account for this plan in accordance with EITF 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested” and SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2006 and 2005, we recognized current service cost of $269,000 and $146,000, respectively. This plan supersedes the split dollar life insurance plan terminated in April 2006. The Company terminated the split dollar agreements regaining ownership of the policies.

The Trust also established a SERP effective July 1, 2002 for the benefit of the CEO. Upon the CEO’s termination of employment from the Trust for any reason other than death, discharge for cause or total and permanent disability, the CEO will be entitled to receive an annual benefit equal to his accrued benefit times his vested interest. The CEO shall vest in accordance with the following schedule for each year of continuous employment with the Trust measured by reference to his birthday and commencing with the CEO’s 65th birthday:

Years of Continuous Employment	Percentage Vested
1	0%
2	0%
3	50%
4	75%
5	100%

The CEO shall be 100% vested upon his 70th birthday, if having remained employed through that date. In addition, the CEO shall become 100% vested in the event of his termination of employment prior to his 70th birthday due to the incurrence of a total and permanent disability (as defined in the Trust’s long-term disability plan). In addition, the Board may, in its sole and absolute discretion, elect to accelerate the rate of vesting in whole or in part at any time.

We account for this plan in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” whereby we accrue benefit cost in an amount that will result in an accrued balance at the end of the CEO’s employment which is not less than the present value of the estimated benefit payments to be made. For the three years ended December 31, 2006, 2005 and 2004, we recognized current service cost of $467,000, $419,000 and $355,000, respectively. On December 31, 2006, WRIT adopted the recognition and disclosure provisions of SFAS No. 158. SFAS No. 158 required the Trust to recognize the funded status (i.e., the difference between the fair value of plan assets and the projected benefit obligations) of its pension plan in the December 31, 2006 statement of financial position, with a corresponding adjustment to accumulate other comprehensive income, net of tax. Because the CEO’s SERP is unfunded, the adoption of SFAS No. 158 did not have an effect on the Trust’s consolidated financial condition at December 31, 2006, or for any prior period presented and it will not affect the Trust’s operating results in future periods. The Trust purchased a universal life insurance policy on the CEO’s life to serve as a source of funds to assist the Trust in meeting its liabilities under the SERP. Through an endorsement split dollar arrangement, the Trust has made available to the CEO pre-retirement life insurance coverage through age 70.

In the event the CEO continues in the employment of the Trust until age 70, the annual benefit to be paid to the CEO shall be $200,000. The SERP is not subject to the vesting, funding and fiduciary requirements under ERISA.

(ii) Deferred Compensation Plans

The Trust allows officers to voluntarily defer salary and short-term awards as part of the Trust’s nonqualified deferred compensation plan. The CEO is the only participant of this plan which has been effective since January 1, 2000. In this plan, salary deferrals and short-term incentive plan are credited with earnings of 7.5%. In addition, this plan has a retirement account which accrues 2.5% in earnings based on the deferrals which is payable upon retirement (defined as age 70), upon total and permanent disability or within a 24 month period following a change in control. The plan is unfunded and payments are to be made out of the general assets of the Trust. The deferred compensation liability was $1.8 million, $1.6 million and $1.3 million at December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, this plan no longer accepts future deferral commitments.

Beginning in 2007, the Trust adopted a new plan that allows officers to voluntarily defer salary short-term incentive awards. Salary deferrals will be credited with earnings based on 10-Year U.S. Treasury Securities as of January 1. Short-term incentive awards are deferred in the deferred compensation plan as restricted share units, with a 25% match of restricted share units on the deferred amount. The 25% match cliff vests after three years. Short-term incentive deferrals and matching contributions will increase and decrease in value as the Trust’s shares increase or decrease. Participants may elect to defer receipt of payments to the later of (i) a specified distribution date that is at least three years from the last day of the year in which the deferral amounts were earned, (ii) the date the participant terminates employment from the Trust, or (iii) a change in control.

(iii) Perquisites

Named executive officers participate in other employee benefit plans generally available to all employees on the same terms. In addition, the named executive officers are provided with supplemental life insurance and some are granted an automobile allowance. The Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable the Trust to attract and retain key employees. For information on benefits and perquisites, see footnotes to Summary Compensation Table.

Change In Control Termination Agreements

The change in control agreements with the NEOs discussed below provide for payments and benefits in the event of termination due to a change in control (as defined in these agreements). The basic rationale for such change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.

The termination benefits payable in connection with a change in control require a “double trigger” – which means that (a) there is a “change in control” (as that term is defined in the NEO’s change in control agreement) and (b) after the change in control, the covered NEO’s employment is “involuntarily terminated” but not for “cause” (as both terms are defined in the agreement) within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). A double trigger was selected to enhance the likelihood that an executive would remain with the Trust after a change in control because the executive would not receive the change in control payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.

Change In Control Termination Benefits

The formula to calculate the Change in Control Benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. All of the Change in Control Agreements require that the NEOs’ employment with the Trust or its successor to be involuntarily terminated by the Trust or its successor not for cause or by the NEO for “good reason”, and that such termination occur within the 24 or 36 months of the Change in Control. The formula is as follows:

A. A continuation of base salary at the rate in effect as of the termination date for a period based on the levels below:

• Chief Executive Officer	36 months
• President and Executive Vice Presidents	24 months
• Senior Vice Presidents	24 months

B. Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual bonus received during the three years prior to the involuntary termination.

C. The Trust will pay the full cost to continue coverage under the Trust’s group health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the period of time NEO receives salary continuation up to a maximum of 18 months or until NEO obtains other comparable coverage, whichever is sooner.

D. Immediate vesting in all unvested share grants granted to NEO under the Trust’s Share Grant Plan and vesting in the Deferred Compensation Plan.

E. If the NEO is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the NEO will receive a tax gross-up payment. The intention is to place the NEO in the same position for federal and local income tax purposes as if Section 4999 of the Internal Revenue Code had no application to the NEO.

For detailed information on these payments, see Potential Payments Upon Change of Control table on page 21.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the public company’s NEOs. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in section 162(m). The Trust believes that the benefits under its short-term incentive and long-term incentive plans do not qualify as “performance based” under Section 162(m). The Trust also believes that it must maintain the flexibility to take actions which it deems to be in the best interests of the Trust but which may not qualify for tax deductibility under Section 162(m).

Share Ownership Guidelines

The Committee believes that the Trust’s executive officers should maintain a meaningful equity interest in the Trust through ownership of Shares that they acquire either with their own funds, or by retaining restricted shares that have vested rather than disposing of such shares. Share ownership allows executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value. However, because of potential economic risks, investment diversification reasons and income tax payments due upon vesting, the Trust does not impose formal Share ownership guidelines that require such holdings by the NEOs and uses a good faith effort approach.

Overview of Corporate Governance with Respect to Compensation Matters

Responsibilities. The Compensation Committee of the Board is responsible for recommending to the Board an overall executive total remuneration policy. The primary responsibilities of the Committee, are to ensure this policy will take into account the appropriateness and competitiveness of each component of executive compensation, to make recommendations to the Board on employee compensation and benefit plan matters and to produce an annual report on executive compensation for inclusion in the Trust’s proxy statement, in accordance with applicable rules and regulations.

Committee Composition. The Committee is comprised of at least three and no more than six independent members of the Board of Trustees (as the term “independent” is defined in the Trust’s Corporate Governance Guidelines, which follow the independence standards set by the New York Stock Exchange).

Committee Charter. The current charter (“Charter”) of the Committee was adopted on February 20, 2003 and was revised as of September 13, 2005 and March 23, 2007. A copy of the Charter can be found on our website at www.writ.com. Among other matters, the Charter provides the Committee with the independent authority to retain and terminate any compensation consulting firms or other advisers to assist in the evaluation of Trustee, CEO and executive compensation.

CEO Compensation. The Committee has the authority to recommend for approval to the Board of Trustees the CEO’s compensation level based on the Committee’s annual performance evaluation of the CEO. In evaluating the long-term incentive component of CEO compensation, the Committee considers the Trust’s performance under the Long-Term Incentive Plan for Officers of the Trust and the value of similar incentive awards to CEOs at comparable organizations.

Committee Meetings

The Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Committee and outside advisors, if requested, have an opportunity to directly discuss all executive compensation issues without members of management being present. During 2006, six Committee meetings were held.

Engagement and Use of Independent Executive Pay Consultants

Selection and Engagement. The Committee has the authority to select and engage compensation consulting firms independently from any control or influence by management. The Committee currently has selected and engaged the Hay Group, a leading human resource and compensation consulting firm, as its independent advisor (“Compensation Consultant”) with respect to executive compensation. Pursuant to the Charter, the decision to retain a Compensation Consultant (as well as other advisers) is at the sole discretion of the Committee, and the Compensation Consultant works at the direction of the Committee.

Chair Works Directly with Consultants. The Committee Chair works directly with the Compensation Consultant to determine the scope of the work needed to be performed by the Compensation Consultant to assist the Committee in its decision making processes. For example, the Compensation Consultant meets with the Chair of the Committee to review issues and gain input on plan design and alternatives. In this process, the Compensation Consultant also interacts with other members of the Committee, the CEO, the Senior Vice President-Corporate Secretary, the CFO and other senior management to facilitate the development of the Trust’s executive compensation strategies and approach to determining compensation levels.

Competitive Analysis. The Compensation Consultant prepares and updates the Committee with competitive pay analyses regarding both the broader market (including the NAREIT survey) and a group of REITs selected with input from the Compensation Consultant and advises the Committee on issues relating to the level and design of compensation programs for the executive officers and senior management. The Compensation Consultant attends Committee meetings and, upon request by the Committee, also attends the Committee’s executive sessions to present and discuss market data, program design alternatives and to provide advice and counsel regarding decisions facing the Committee. In addition, with the agreement and approval of the Committee, Hay Group also provides separate advisory services to the Trust’s management team on broad-based compensation issues.

Role of Executives in Establishing Compensation

Management Input. The Committee believes that having the input of management is important to the overall effectiveness of the Trust’s executive compensation program. The Committee believes that even the best advice of a Compensation Consultant or other advisors must be combined with the input of senior management and the Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs and practices. The CEO, the Senior Vice President-Corporate Secretary and CFO are the members of senior management who interact most closely with the Compensation Committee. These three individuals work with the Committee to provide their perspective on compensation strategies and how to align them with the Trust’s business and people strategies. They provide feedback and insights into how well the Trust’s compensation programs and practices appear to be working. In addition, the CEO, the Senior Vice President–Corporate Secretary and the CFO regularly attend Committee meetings to participate in the presentation of materials and discussion regarding compensation issues.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Trust has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Trust that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Edward S. Civera, Compensation Committee Member

Charles T. Nason, Compensation Committee Chairman

David M. Osnos, Compensation Committee Member

Susan J. Williams, Compensation Committee Member

SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows the compensation paid or awarded to each of the NEOs for the fiscal year ended December 31, 2006. The Company does not have any employment agreements with any of the NEOs (excluding Mr. Mundy).

Based on the fair value of equity awards granted to the NEOs in 2006 and the base salary of the NEOs, “Salary” accounted for approximately 21% of the total compensation of the NEOs while incentive and other compensation accounted for approximately 79% of the total compensation

(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Edmund B. Cronin, Jr. (2)	2006	$500,000	$1,497,736	$657,374	$439,131	$232,012	$3,326,253
Chairman and Chief Executive Officer

George F. McKenzie	2006	$353,333	$273,777	$364,842	$—	$84,931	$1,076,883
President and Chief Operating Officer

Laura M. Franklin	2006	$260,700	$207,837	$222,790	$—	$41,281	$732,608
Senior Vice President, Accounting, Administration and Corporate Secretary

Sara L. Grootwassink	2006	$260,700	$213,437	$222,790	$—	$37,913	$734,840
Senior Vice President and Chief Financial Officer

Christopher P. Mundy (5)	2006	$185,000	$390,692	$—	$—	$1,276,488	$1,852,180
Chief Investment Officer

(1)	The amounts reported in Column (e) above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards granted to Named Executive Officers were forfeited during 2006. Detailed information about the amounts recognized for specific awards is reported in the “Outstanding Equity Awards at Fiscal Year-End” table. For a discussion of the methodologies used to calculate the amounts reported in Column (e), please see the discussion of the Long-Term Incentive Plan contained in the Compensation Discussion and Analysis section of the proxy statement.

(2)	The amounts reported in Column (e) for the CEO represents $1,497,736 compensation expense recognized in 2006 in accordance with FAS 123(R). For federal income tax purposes, the CEO realized $383,449.

(3)	The Named Executive Officers’ Non-Equity Incentive Plan Compensation for 2006, which is reported in this table, were determined by the Compensation Committee at its December 13, 2006 meeting and 90% was paid shortly thereafter with the remaining 10% paid out in February. Both payments were expensed in the year 2006.

(4)

The amounts shown in Column (i) include term life insurance premiums, matching contributions to the Trust’s 401(k) Plan and auto allowance contributions and funding of the defined contribution plan as follows: $217,780, $6,600, $7,632 and $0, respectively, for Mr. Cronin; $1,893, $6,600, $13,738 and $62,700, respectively, for Mr. McKenzie; $793, $6,600, $0 and $33,888, respectively, for Ms. Franklin; $545, $6,600, $6,000 and $24,768, respectively, for Ms. Grootwassink; $827, $0, $3,000 and $26,826, respectively, for Mr. Mundy. In addition, Mr. Mundy received the following amounts in connection with his severance: $5,835 COBRA premium and $1,240,000 in severance pay which included estimated cash payments relating to the short-term incentive plan and long-term incentive plan.

(5)	Mr. Mundy resigned from the Trust effective June 30, 2006. The stock awards in Column (e) vested in whole upon his termination.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the restricted stock, restricted stock units and the performance shares awards granted to the NEOs during 2006 under the Trust’s Long-Term Incentive Plan.

(a)	(b)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Edmund B. Cronin, Jr.	5/15/2006	—	—	—	21,349	(3)	784,149
	2/16/2006	—	—	—	3,077	(4)	100,003

George F. McKenzie	12/13/2006	0	10,400	20,800	—		411,216
	12/13/2006	—	—	—	4,300	(5)	170,022
	5/15/2006	—	—	—	13,587	(3)	499,051
	2/16/2006	—	—	—	923	(4)	29,998

Laura M. Franklin	12/13/2006	0	5,900	11,700	—		233,286
	12/13/2006	—	—	—	2,400	(5)	94,896
	5/15/2006	—	—	—	11,000	(3)	404,030
	2/16/2006	—	—	—	598	(4)	19,435

Sara L. Grootwassink	12/13/2006	0	5,900	11,700	—		233,286
	12/13/2006	—	—	—	2,400	(5)	94,896
	5/15/2006	—	—	—	11,000	(3)	404,030
	2/16/2006	—	—	—	598	(4)	19,435

Christopher P. Mundy		—	—	—	—		—

(1)	Officers participate in the Trust’s Long-Term Incentive Plan which awards Shares based on the Trust’s achievement of its targets for funds from operation (FFO) per share and earnings before interest, taxes, depreciation and amortization (EBITDA). The performance measures are weighted 50% each and will be set on an annual basis, but the plan is based on forward-looking cumulative performance over three years. Actual payouts can range from 0% to a maximum of 200% of the target award based on the performance relative to goals. No awards can be earned if actual performance is below or equal to 90% of target performance and the maximum award can be earned if actual performance meets or exceeds 110% of target performance. The annualized FFO per share growth for the performance period must be at least zero or greater for any payout to be earned. An amount equal to the dividends granted on the Shares is paid in cash at the end of the performance period based on the number of Shares awarded.

(2)	The Trust’s CEO and Chairman was excluded from the long-term awards under the Share Grant Plan in view of his announced intention to retire in 2007. The Trust contemplates that Mr. Cronin will receive a grant of restricted share units in 2007 in connection with his continued services as WRIT’s non-executive chairman following his retirement.

(3)	Amounts represent a service-based restricted share transition grant award that vests over three years, 25% in years one and two and 50% in year three. For unvested and vested restricted share grant awards, an amount equal to the dividends granted on the Shares is paid in cash at the same time dividends on Shares are paid.

(4)

Amounts represent a service-based restricted share grant award that vests over five years, with 20% vesting on each anniversary of the date of the grant. For unvested and vested restricted share grants, an amount equal to the dividends granted on the Shares is paid in cash at the same time dividends on shares of common stock are paid.

(5)

Amounts represent a service-based restricted share units that vests over five years, with 20% vesting on each anniversary of the date of the grant. For unvested and vested restricted share units, an amount equal to the dividends granted on the Shares is paid in cash at the same time dividends on Shares are paid.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2006, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(b)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Values			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edmund B. Cronin, Jr. (1)	95,315	21.344	12/14/2010	48,856	1,954,240	0	0
	68,805	24.845	12/16/2011
	47,383	25.610	12/15/2012

George F. McKenzie (2)	37,553	21.344	12/14/2010	31,666	1,266,640	13,700	548,000
	29,876	24.845	12/16/2011
	23,880	25.610	12/15/2012

Laura M. Franklin (3)	4,685	21.344	12/15/2010	23,601	944,040	7,700	308,000
	4,025	24.845	12/17/2011
	15,493	25.610	12/15/2012

Sara L. Grootwassink (4)	13,815	25.610	12/15/2012	23,086	923,440	7,700	308,000

Christopher Mundy	—	—	—	—	—	—	—

(1)

Mr. Cronin’s stock awards listed in column (g) will vest according to the following schedule: 615 shares will vest on 2/16/07; 2,158 shares will vest on 3/11/07; 5,337 shares will vest on 5/15/07; and 40,746 shares will vest on his retirement on 5/31/07.

(2)

Mr. McKenzie’s stock awards listed in column (g) will vest according to the following schedule: 138 shares will vest in full on 12/16/07; 1,379 shares will vest ratably over 2 years on 8/26/07 and 8/26/08; 2,491 shares will vest ratably over 2 years on 12/17/07 and 12/17/08; 6,267 shares will vest ratably over 3 years on 3/11/07, 3/11/08 and 3/11/09; 2,581 shares will vest ratably over 3 years on 12/15/07, 12/15/08 and 12/15/09; 923 shares will vest ratably over 5 years on 2/16/07, 2/16/08, 2/16/09, 2/16/10 and 2/16/11; 13,587 shares will vest 25% on 5/15/07 and 5/15/08, and 50% on 5/15/09; and 4,300 shares will vest ratably over 5 years on 12/13/07, 12/13/08, 12/13/09, 12/13/10 and 12/13/11. The performance share units listed in column (i) cliff vest on 12/13/09 based on a three-year performance period.

(3)

Ms. Franklin’s awards listed in column (g) will vest according to the following schedule: 105 shares will vest in full on 12/16/07; 995 shares will vest ratably over 2 years on 8/26/07 and 8/26/08; 1,797 shares will vest ratably over 2 years on12/17/07 and 12/17/08; 4,778 shares will vest ratably over 3 years on 3/11/07, 3/11/08 and 3/11/09; 1,928 shares will vest ratably over 3 years on 12/15/07, 12/15/08 and 12/15/09; 598 shares will vest ratably over 5 years on 2/16/07, 2/16/08, 2/16/09, 2/16/10 and 2/16/11; 11,000 shares will vest 25% on 5/15/07 and 5/15/08, and 50% on 5/15/09; and 2,400 shares will vest ratably over 5 years on 12/13/07, 12/13/08, 12/13/09, 12/13/10 and 12/13/11. The performance share units listed in column (i) cliff vest on 12/13/09 based on a three-year performance period.

(4)

Ms. Grootwassink’s awards listed in column (g) will vest according to the following schedule: 92 shares will vest in full on 12/16/07; 867 shares will vest ratably over 2 years on 8/26/07 and 8/26/08; 1,566 shares will vest ratably over 2 years on12/17/07 and 12/17/08; 4,166 shares will vest ratably over 3 years on 3/11/07, 3/11/08 and 3/11/09; 680 shares will vest in full on 3/11/07; 1,717 shares will vest ratably over 3 years on 12/15/07, 12/15/08 and 12/15/09; 598 shares will vest ratably over 5 years on 2/16/07, 2/16/08, 2/16/09, 2/16/10 and 2/16/11; 11,000 shares will vest 25% on 5/15/07 and 5/15/08, and 50% on 5/15/09; and 2,400 shares will vest ratably over 5 years on 12/13/07, 12/13/08, 12/13/09, 12/13/10 and 12/13/11. The performance share units listed in column (i) cliff vest on 12/13/09 based on a three-year performance period.

OPTION EXERCISES AND STOCK VESTED

The following table shows information concerning the exercise of options during 2006 by each of the Named Officers and the value realized on stock awards that vested in 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edmund B. Cronin, Jr.	0	0	10,202	383,449
George F. McKenzie	22,000	336,463	5,251	196,109
Laura M. Franklin	17,268	313,165	3,784	140,855
Sara L. Grootwassink	1,000	8,070	3,923	144,258
Christopher Mundy	0	0	11,182	408,646

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of s ervice credited to each, under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Trust’s financial statements, as of December 31, 2006. Information regarding the Supplemental Retirement Plan can be found in the “Retirement, Deferred Compensation and Perquisites” section on page 11.

(a)	(b)	(c)		(d)	(e)
Name	Plan Name	Number of Years Credited Sevice (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Edmund B. Cronin, Jr.	Supplemental Retirement Plan	4.5	(1)	1,659,947	0
George F. McKenzie	—	—		—	—
Laura M. Franklin	—	—		—	—
Sara L. Grootwassink	—	—		—	—
Christopher Mundy	—	—		—	—

(1)	The Supplemental Retirement Plan for the benefit of the CEO was established effective July 1, 2002. Thus, Mr. Cronin currently has 4.5 years of credited service pursuant to this Plan.

The Trust established a SERP effective July 1, 2002 for the benefit of the CEO. Upon the CEO’s termination of employment from the Trust for any reason other than death, discharge for cause or total and permanent disability, the CEO will be entitled to receive an annual benefit equal to his accrued benefit times his vested interest. The CEO shall vest for each year of continuous employment with the Trust measured by reference to his birthday and commencing with the CEO’s 65th birthday. The CEO shall be 100% vested upon his 70th birthday, if having remained employed through that date. In addition, the CEO shall become 100% vested in the event of his termination of employment prior to his 70th birthday due to the incurrence of a total and permanent disability (as defined in the Trust’s long-term disability plan). In addition, the Board may, in its sole and absolute discretion, elect to accelerate the rate of vesting in whole or in part at any time.

In the event the CEO continues in the employment of the Trust until age 70, the annual benefit to be paid to the CEO shall be $200,000. The SERP is not subject to the vesting, funding and fiduciary requirements under ERISA.

The present value of the accumulated benefit is calculated in the above table by assuming the $200,000 annual benefit will be paid out for a period of 15 years and then discounting that amount by a rate of 7.5%.

NON-QUALIFIED DEFERRED COMPENSATION

The following table presents information regarding the contributions to and earnings on the NEOs’ deferred compensation balances in the Deferred Compensation Plan during 2006, and also show the total deferred amounts for the NEOs as of December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Edmund B. Cronin, Jr.	0	0	70,485	0	978,411	(1)
George F. McKenzie	0	0	0	0	0
Laura M. Franklin	0	0	0	0	0
Sara L. Grootwassink	0	0	0	0	0
Christopher Mundy	0	0	0	0	0

(1)	$667,365 of the aggregate balance was reported previously as compensation to Mr. Cronin.

The Trust’s plans are described on page 12.

POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

The formula to calculate the Change in Control Benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. All of the Change in Control Agreements require the NEOs’ employment with the Trust or its successor to be involuntarily terminated by the Trust, but not for cause, or by the NEO for “good reason”, and that such termination occur within the 24 or 36 months of the Change in Control. “Good reason” would be if the NEO resigned because the NEO’s duties, responsibilities or compensation is diminished. The formula is as follows:

1.	Continuation of base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

2.

Payment of an annual bonus for each calendar year or partial calendar year in which salary continuation pursuant to the Change in Control Agreement is paid, in an amount equal to the average annual bonus received during the three years prior to the involuntary termination.

3.

Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the Change in Control Agreement is paid, up to a maximum of 18 months or until employee obtains other comparable coverage, whichever is sooner.

4.	Immediate vesting in all share grants under Share Grant Plan and vesting in the Deferred Compensation Plan.

The following table lists the NEOs and the estimated amounts they would have become entitled to under their change in control agreements had their employment with the Trust terminated on December 31, 2006 under the circumstances described above.

Name of NEO	2006 Base Salary ($)	Average 3 Year Cash Bonus ($)	Annual Change in Control Benefit Amount ($)	Change in Control Benefit Formula (# of months)	Vesting of all unvested Share Grants ($)	Total Change in Control Benefit Amount (1) (2) ($)
Edmund B. Cronin, Jr.	500,000	368,409	868,409	36	1,954,240	4,559,467
George McKenzie	370,000	203,185	573,185	24	1,814,640	2,961,010
Laura Franklin	260,700	132,384	393,084	24	1,252,040	2,038,209
Sara Grootwassink	260,700	129,822	390,522	24	1,257,697	2,038,740
Christopher Mundy	NA	NA	NA	NA	NA	NA

			TOTAL:			$11,597,426

(1)	The cost of COBRA continuation benefits have not been included in the Total Change in Control Benefit Amount, as the value would not be material.

(2)

If the NEO is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the NEO will receive a tax gross-up payment. No amounts have been included in Total Change in Control Benefit Amount to account for any such gross-up payments.

Compensation Committee Interlocks and Insider Participation

The Board determined executive compensation for 2006. The Compensation Committee, composed of Chairman Nason, Messrs. Osnos and Civera and Ms. Williams, was responsible for making recommendations to the Board with respect to compensation decisions. There are no Compensation Committee interlocks and no Trust employee serves on the Compensation Committee.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee, currently comprised of five of the Trust’s independent Trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the New York Stock Exchange’s listed company manual. The Audit Committee oversees the Trust’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of the Trust’s internal controls over financial reporting. The Audit Committee discussed with the Trust’s independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Trust’s internal controls and the overall quality of the Trust’s financial reporting.

The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of the Trust’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Trust, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

THE AUDIT COMMITTEE

Edward S. Civera, Audit Committee Member

John M. Derrick, Jr., Audit Committee Chairman

John P. McDaniel, Audit Committee Member

Charles T. Nason, Audit Committee Member

Thomas Edgie Russell, III, Audit Committee Member

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Trust for the year ended December 31, 2006 by the Trust’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2006	2005	Explanatory Notes
Audit Fees	$945,600	$751,700	(a), (c)
Audit-Related Fees	$0	$0
Tax Fees	$66,800	$53,650	(b), (d)

Total Fees	$1,012,400	$805,350

a)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

b)	Includes fees and expenses for services rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.

c)

Audit fees include the annual audit fee and fees for reviews of the offering memorandums, performance of comfort procedures, and issuance of comfort and bring down letters in connection with the June 2006 Equity Offering, the June 2006 Senior Notes Offering, the July 2006 Senior Notes Offering, the September 2006 Convertible Senior Notes Offering, and the Shelf Registration Statement filing. Also, includes the review of acquisition Form 8-Ks and Rule 3-14 financial statement filings.

d)	Fees for tax services, including tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

PROPOSAL 1:

ELECTION OF TRUSTEES

Messrs. Edmund B. Cronin, Jr. and John P. McDaniel stand for election as Trustees at the Annual Meeting, to serve for a term of three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Mr. Edmund B. Cronin, Jr. and Mr. John P. McDaniel. Mr. Cronin and Mr. McDaniel currently serve as Trustees, and Mr. Cronin is Chairman of the Board.

Mr Osnos is age 75 and in accordance with the Trust’s by-laws was not eligible for nomination for reelection to the Board at the Meeting. The Trustees regret Mr. Osnos’ departure from the Board and acknowledge his many years of valuable service to the Trust.

If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board.

The election of Trustees requires the affirmative vote of the holders of a majority of the shares.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF MR. EDMUND B. CRONIN, JR. AND MR. JOHN P. MCDANIEL.

PROPOSAL 2:

AMENDMENTS TO THE DECLARATION OF TRUST TO AUTHORIZE PREFERRED SHARES

The Board has declared advisable and recommends to the shareholders amendments (the “Preferred Shares Amendment”) to the Trust’s Declaration of Trust (i) to make available for issuance Preferred Shares with such designations, preferences, rights and limitations as are approved, from time to time, by the Board and (ii) to make certain conforming amendments to the terms of the Shares. The full text of Sections 4.1, 5.8, 5.10, 7.3, 7.5, 8.1, 8.4, 9.1, 10.1 and 10.2 of the Declaration of Trust as they will be amended if the Preferred Shares Amendment is approved by shareholders is set forth as Appendix A to this Proxy Statement.

Purpose and Effect of Amendments

The Declaration of Trust currently authorizes only Common Shares. The principal purpose and effect of the Preferred Shares Amendment would be to provide the Board with additional flexibility in the management of the Trust’s capitalization. Preferred Shares could be used by the Trust, instead of Common Shares or debt, in connection with (i) raising capital, (ii) future acquisitions and (iii) other business purposes. The ability to issue preferred shares could be particularly important in connection with efforts to raise additional capital. A substantial number of real estate investment trusts have the authority to issue preferred shares, and a significant number of these real estate investment trusts have issued preferred shares. The Trustees and management of the Trust believe that the Preferred Shares Amendment would provide the Trust with an authority now common among real estate investment trusts and important for the Trust to be competitive with other real estate investment trusts in financing its operations.

Terms

The Preferred Shares Amendment would grant the Board broad discretion with respect to designating the terms of each series of Preferred Shares prior to its issuance. The following is a brief description of the terms, rights and preferences which the Board will be entitled to designate with respect to the Preferred Shares.

NUMBER. The Trust initially would be authorized to issue up to 1,000,000 Preferred Shares, par value $.01 per share. As authorized by Maryland law and currently provided in the Declaration of Trust, the Board has the authority to increase the number of Common Shares authorized for issuance without further shareholder approval. The Preferred Shares Amendment would authorize the Board to increase the number of Preferred Shares authorized for issuance without further shareholder approval. The Preferred Shares Amendment also would authorize the Board to decrease the number of authorized shares without further shareholder approval.

ISSUABLE IN SERIES. The Preferred Shares may be issued in series established from time to time by the Board. The Board may fix for each series (i) the number of shares included in the series, (ii) the rate and other terms of the dividend, (iii) the amount payable in the event of liquidation, (iv) the voting powers, if any, (v) the terms, if any, on which the shares may be converted, (vi) the redemption price, if any, and other redemption terms, (vii) sinking fund provisions, if any, for the redemption of the shares and (viii) other rights and restrictions.

DIVIDENDS. The holders of each series of Preferred Shares will be entitled to receive, when and as declared by the Board, out of funds legally available therefore, dividends at the time and at the rates fixed by the Board. A series may be entitled to cumulative dividends and/or to participate in dividends paid on the Common Shares. All accrued and unpaid dividends on Preferred Shares must be paid in full or a sum sufficient for such payment must be set aside for such payment before dividends are declared or paid on Common Shares.

REDEMPTION. Subject to the terms of the Trust’s outstanding debt, any series of Preferred Shares may be redeemable by the Trust, at the option of the Trust or at the option of the holder, upon such terms as may be designated by the Board. The amount payable upon redemption will be fixed by the Board. The Board may designate that a series may be redeemed, in whole or in part, or that one series may be redeemed, in whole or in part, without redeeming another series.

LIQUIDATION. In the unlikely event of the liquidation of the Trust, the holders of each series of then outstanding Preferred Shares will be entitled to receive, prior to any distribution to holders of Common Shares, an amount fixed by the Board, which may include accrued but unpaid dividends.

SINKING FUND. Subject to the terms of the Trust’s outstanding debt, the Board may establish a sinking or other fund for the redemption or purchase of Preferred Shares.

CONVERSION. The Board may establish terms and conditions upon which any Preferred Shares may be converted into Common Shares or any other security issuable by the Trust.

VOTING POWERS. The Board may establish the voting powers for each series of Preferred Shares subject to proposed Section 4.1(f) of the Declaration of Trust, which limits the voting rights of any series of Preferred Shares that may be authorized. Pursuant to Section 4.1(f), the voting rights of Preferred Shares are limited to, among other things, (i) the right to approve any transaction resulting in the issuance by the Trust of any class or series of Preferred Shares ranking senior to such Preferred Shares, (ii) the right to approve any amendment to the Declaration of Trust if such amendment would materially and adversely alter the rights, preferences or privileges of such Preferred Shares, (iii) the right to approve certain mergers in which the Trust is not the surviving entity, and (iv) the right to elect up to two additional Trustees following the Trust’s failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. Any such additional Trustees generally would serve during the period the Trust remained in default plus a limited period following the cure of such default, all as to be specified in the terms of articles supplementary establishing the terms of a particular class or series of Preferred Shares. The full text of proposed Section 4.1(f) is set forth in Appendix A to this Proxy Statement.

Amendments to Common Shares

Because the Declaration of Trust currently authorizes only Common Shares, certain modifications must be made to the Declaration of Trust, in addition to those described above, to distinguish the rights of the holders of Common Shares and the holders of Preferred Shares.

As stated above, the Board currently is authorized to increase the number of Common Shares authorized for issuance without further shareholder approval. In order to conform the terms of the Preferred Shares and the Common Shares, the Preferred Shares Amendment also would authorize the Board (i) to decrease the number of authorized Common Shares and (ii) to classify unissued Common Shares into one or more classes or series of shares without further shareholder approval.

Section 5.8 of the Declaration of Trust currently imposes limitations on the ownership of more than 10 percent of the Trust’s outstanding shares. The Preferred Shares Amendment would amend this Section to make clear that this limitation applies to all shares in the aggregate, computed on the basis of the value of such shares. The Section also provides for the repurchase of shares in order to enforce such limitations. The Preferred Shares Amendment would further amend this Section to make clear that any Preferred Shares subject to repurchase pursuant to this limitation would be redeemed (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) at such other amount as is set forth in the terms of such class or series of shares so called for repurchase.

Currently, the Declaration of Trust grants certain voting powers to the holders of the Trust’s “shares.” As stated above, Preferred Shares may be issued with limited voting rights and may have no voting rights except as may be required by law. In order to distinguish the voting rights of the Common Shares and the Preferred Shares, it is proposed as part of the Preferred Shares Amendment that Section 7.3 of the Declaration of Trust be amended and restated to specify that subject to Section 4.1(f) (described above) the shareholders shall be entitled to vote on (i) the election or removal of Trustees, (ii) the amendment of the Declaration of Trust, (iii) the termination of the Trust, (iv) any merger of the Trust and (v) any other matter on which, by law, the shareholders are required to vote.

Section 8.1 of the Declaration of Trust specifies the minimum and maximum number of Trustees. The Preferred Shares Amendment would amend this Section to provide that no less than three nor more than eleven Trustees shall be elected by the holders of the Common Shares. The Preferred Shares Amendment would also permit the election of up to two Trustees (but in no event a majority of the Trustees) by the holders of Preferred Shares following a failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. This provision would authorize such additional Trustees during the period the Trust remained in default plus a limited period following the cure of such default, but the provision would only be implemented by the Board in connection with the adoption of articles supplementary establishing the terms of a particular class or series of Preferred Shares.

Section 8.4 of the Declaration of Trust provides for the filling of vacancies on the Board by the remaining Trustees. The Preferred Shares Amendment would amend this Section to provide that a vacancy among the Trustees elected by the holders of the Common Shares would be filled by the remaining Trustees elected by the holders of the Common Shares and that a vacancy among the Trustees elected by the holders of the Preferred Shares would be filled by the remaining Trustee elected by the holders of the Preferred Shares.

Section 10.1 of the Declaration of Trust specifies the vote required to amend the Declaration of Trust. The Preferred Shares Amendment would amend this Section to provide that any amendment of the Declaration of Trust would require the vote of the Common Shares and any class of Preferred Shares entitled to vote thereon, voting as separate classes.

Section 10.2 of the Declaration of Trust provides for the removal of Trustees. The Preferred Shares Amendment would amend this Section to provide that a Trustee elected by the holders of the Common Shares may only be removed by a vote of the holders of the Common Shares and that a Trustee elected by the holders of the Preferred Shares may only be removed by a vote of the holders of the Preferred Shares. As stated above, Trustees elected by the holder of Preferred Shares would only serve during the period the Trust remained in default on the payment of dividends on the Preferred Shares plus a limited period following the cure of such default.

Several other Sections of the Declaration of Trust would be amended by the Preferred Shares Amendment to acknowledge that the Trust may have multiple classes or series of shares outstanding, including classes or series of Preferred Shares and to refer to particular classes or series of Preferred Shares for their terms.

The Declaration of Trust currently includes numerous references to “shares.” The Preferred Shares Amendment would make clear that all references in the Declaration of Trust to “shares” include both Common Shares and Preferred Shares.

Other Effects

The Board is not aware of any current effort by any person to accumulate Shares or obtain control of the Trust, and the Preferred Shares Amendment is not designed to impede the acquisition of the Trust. Indeed, the Preferred Shares Amendment, by limiting the potential voting rights of Preferred Shares, is intended to avoid the possibility that the issuance of Preferred Shares would have an anti-takeover effect.

The Board has no current intention to adopt a “shareholder rights plan” (which, if adopted, could have an anti-takeover effect), but the Board could adopt such a plan without the Preferred Shares Amendment or without utilizing the Preferred Shares. The Board will not, without shareholder approval, utilize the availability of Preferred Shares to implement such a plan.

The Preferred Shares may be issued upon the Board’s approval, without any further vote of the shareholders. The Declaration of Trust does not provide for any preemptive rights upon the issuance of Preferred Shares.

Vote Required for Approval

Approval of the Preferred Shares Amendment requires the vote of holders of 70 percent of the outstanding Shares entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PREFERRED SHARES AMENDMENT.

PROPOSAL 3:

THE 2007 OMNIBUS LONG-TERM INCENTIVE PLAN

The Trust currently maintains the Washington Real Estate Investment Trust Share Grant Plan. As discussed in the Compensation Discussion and Analysis, grants of restricted shares and restricted share units are an important part of the Trust’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Trust’s shareholders and the Trust’s trustees, officers and employees. In order that the Trust be able to continue to grant restricted shares and restricted share units without interruption, it is necessary that the Trust have in place a new share grant plan no later than the expiration of the current Share Grant Plan on December 15, 2007. In addition, in order to simplify and conform the administration of its share award plans, the Trust also desires to replace its current 2001 Stock Option Plan and Stock Option Plan for Trustees with a single share award plan. Accordingly, the Board has adopted the Washington Real Estate Investment Trust 2007 Omnibus Long-Term Incentive Plan, and in accordance with the rules of the New York Stock Exchange and the requirements of the Code, the Trust is seeking the approval of the shareholders of the adoption of the 2007 Omnibus Long-Term Incentive Plan. In this discussion, the 2007 Omnibus Long-Term Incentive Plan is referred to as the 2007 Plan.

The 2007 Plan provides for the award to trustees, officers and employees of the Trust of restricted shares, restricted share units, options and other awards to acquire up to an aggregate of              Shares. If an award under

the 2007 Plan of restricted shares or restricted share units is forfeited or an award of options or other rights granted under the 2007 Plan expires without being exercised, the Shares covered by any such award would again become available for issuance under new awards. In addition, there are currently 148,744 restricted shares and restricted share units outstanding under the current Share Grant Plan and 447,806 options for shares outstanding under the Trust’s expired 1991 Stock Option Plan, the current 2001 Stock Option Plan and the current Stock Option Plan for Trustees, none of which will be affected by the adoption of the 2007 Plan. However, if an award under the current Share Grant Plan is forfeited or an award of options granted under any of the existing stock option plans expires without being exercised, the Shares covered by those awards will not be available for issuance under new awards under the 2007 Plan. The Trust anticipates that upon approval of the 2007 Plan, all subsequent awards of restricted shares, restricted share units or options would be granted under 2007 Plan, and no further awards would be made under the current Share Grant Plan or any of the current stock option plans.

Description of 2007 Plan

A description of the provisions of the 2007 Omnibus Long-Term Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions in the 2007 Plan, which is attached as an exhibit to this proxy statement.

Overview. The purpose of the 2007 Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, our trustees, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

There are              Shares reserved for issuance under the 2007 Plan, and no awards have been granted under the 2007 Plan. The maximum number of Shares subject to options or share appreciation rights that can be awarded under the 2007 Plan to any person is 100,000 per year. The maximum number of Shares that can be awarded under the 2007 Plan to any person, other than pursuant to an option or share appreciation rights, is 100,000 per year.

Administration. The 2007 Plan is administered by our compensation committee. Subject to the terms of the 2007 Plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2007 Plan. Options and share appreciation rights may not be amended to lower their exercise prices without shareholder approval.

Shares Reserved for Issuance Under the 2007 Plan. The Shares issued or to be issued under the 2007 Plan consist of authorized but unissued Shares and treasury Shares. Shares issued under the 2007 Plan pursuant to awards assumed in connection with mergers and acquisitions by us also will not reduce the number of shares reserved for issuance under the 2007 Plan. The closing price of a Share as reported by the New York Stock Exchange on March     , 2007 was $            .

Eligibility. Awards may be made under the 2007 Plan to our trustees, officers, employees or consultants and to any other individual whose participation in the 2007 Plan is determined to be in our best interests by our compensation committee. We estimate that currently approximately 70 persons are eligible to receive awards under the 2007 Plan.

Amendment or Termination of the Plan. The Board of Trustees may terminate or amend the 2007 Plan at any time and for any reason. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Further, unless terminated earlier, the 2007 Plan will terminate 10 years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2007 Plan

Restricted Shares and Restricted Share Units. The 2007 Plan permits the granting of restricted shares and restricted share units. Restricted shares are Shares granted subject to forfeiture if specified holding periods and/or performance targets are not met. Restricted share units are substantially similar but result in the issuance of Shares upon meeting specified holding periods and/or performance targets, rather than issuing the Shares in advance. Restricted shares and restricted share units granted under the 2007 Plan may not be sold, transferred, pledged or assigned prior to meeting the specified holding periods and/or performance targets. The compensation committee determines the holding periods and/or performance targets and the circumstances under which the holding periods and/or performance targets may be waived, such as upon death, disability, retirement, lay-off or change in control.

Options. The 2007 Plan permits the granting of options to purchase Shares intended to qualify as incentive options under the Code and stock options that do not qualify as incentive stock options (“non-qualified options”). The exercise price of each option may not be less than 100% of the fair market value of the Shares on the date of grant. In the case of certain 10% shareholders who receive incentive options, the exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. An exception to these requirements is made for any options that we grant in substitution for options held by employees of a company that we acquire. In such a case, the exercise price would be adjusted to preserve the economic value of the employee’s option from his or her former employer.

The term of each option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after death, disability, retirement or termination of employment during which options may be exercised.

Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee, such as upon retirement, death, disability or change in control. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Shares (which, if acquired from us, have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

Options granted under the 2007 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to address estate planning concerns.

Other Awards. The compensation committee may also award under the 2007 Plan:

•	dividend equivalent rights, which are rights entitling the recipient to receive amounts equal to dividends that would have been paid if the recipient had held a specified number of Shares;

•

share appreciation rights, which are a right to receive a number of Shares or, in the discretion of the compensation committee, an amount in cash or a combination of Shares and cash, based on the increase in the fair market value of the Shares underlying the right during a stated period specified by the compensation committee; and

•	unrestricted Shares, which are Shares granted without restrictions as a bonus.

Section 162(m) of the Internal Revenue Code Compliance. Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to their Chief Executive Officer and the four highest compensated executive officers (other than the Chief Executive Officer) determined at the end of each year (the “covered employees”). However, performance-based compensation is excluded from this limitation. The 2007 Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Business Criteria. One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the compensation committee in establishing performance goals for awards intended to qualify as performance-based that are granted to “covered employees” subject to Section 162(m):

•	total shareholder return;

•	net income;

•	earnings per share;

•	funds from operations;

•	funds from operations per share;

•	return on equity;

•	return on assets;

•	return on invested capital;

•	increase in the market price of Shares or other securities;

•	revenues;

•	operating income;

•	operating margin (operating income divided by revenues);

•	earnings before interest expense, taxes, depreciation and amortization (EBITDA);

•

the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an award; and

•	the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to a budget or target for measuring performance under an award.

Effect of Certain Corporate Transactions. Unless the compensation committee otherwise provides, transactions resulting in a change in control of the Trust may cause awards granted under the 2007 Plan to vest.

Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards and the number of Shares available for issuance under the 2007 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

Restricted Shares. A grantee who is awarded restricted shares will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the Shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Shares are subject to restrictions will be subject to withholding taxes. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Share Units. There are no immediate tax consequences of receiving an award of restricted share units under the 2007 Plan. A grantee who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the grantee holds the Shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Shares in an amount generally equal to the excess of the fair market value of the Shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent that the grantee recognizes ordinary income.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the Shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Appreciation Rights. There are no immediate tax consequences of receiving an award of share appreciation rights under the 2007 Plan. Upon exercising a share appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Shares. Participants who are awarded unrestricted Shares will be required to recognize ordinary income in an amount equal to the fair market value of the Shares on the date of the award, reduced by the amount, if any, paid for such Shares. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

New Plan Benefits

Awards under the 2007 Plan will be made at the discretion of the compensation committee. Accordingly, we cannot currently determine the awards that will be made under the 2007 Plan.

Registration with SEC

The Trust intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the Shares under the 2007 Plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE 2007 PLAN.

OTHER MATTERS

Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP served as the Trust’s independent registered public accounting firm for 2006. The Audit Committee has appointed Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Trustees, Executive Officers and persons who own more than 10 percent of the Shares file initial reports of ownership of the Shares and changes in such ownership with the Securities and Exchange Commission. To the Trust’s knowledge, based solely on a review of copies of forms submitted to the Trust during and with respect to 2006 and on written representations from our Trustees and Executive Officers, all required reports were filed on a timely basis during 2006.

Annual Report

The Trust’s 2006 Annual Report to Shareholders is being mailed to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.

Code of Ethics

WRIT has adopted a code of ethics that applies to all of its Trustees, Officers and employees. The Code of Ethics available on our website, www.writ.com. A copy of the code is also available upon written request. WRIT intends to post on out website any amendments to, or waivers from, a provision of the Code of Ethics promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

WRIT has adopted Corporate Governance Guidelines. The Guidelines, as well as the Committee Charters, are available on the website, www.writ.com and upon written request.

Solicitation of Proxies

Solicitation of Proxies may be made by mail, personal interview, telephone or other means by Officers, Trustees and regular employees of the Trust for which they shall receive no compensation in addition to their normal compensation. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Shares that those companies or persons hold of record. The Trust will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by the Trust.

2008 Annual Meeting

Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 2008 Annual Meeting, provided they are received by the Trust no later than December 2, 2007 and are in compliance with applicable laws and SEC regulations.

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Trustee at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in the rules of the Securities and Exchange Commission and the Trust’s Bylaws. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedures.

/s/ LAURA M. FRANKLIN
Laura M. Franklin
Corporate Secretary

April XX, 2007

APPENDIX A

WASHINGTON REAL ESTATE INVESTMENT TRUST

PROPOSED AMENDMENTS TO THE DECLARATION OF TRUST WITH RESPECT TO PREFERRED SHARES

All proposed additions to current Sections are marked in all capitalized letters.

SECTION 4.1 IS PROPOSED TO BE ENTIRELY RESTATED TO READ AS FOLLOWS:

Section 4.1 The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “shares”). The Trust has authority to issue 100,000,000 common shares of beneficial interest, par value $.01 per share (“Common Shares”), and 1,000,000 preferred shares of beneficial interest, par value $.01 per share (“Preferred Shares”).

(a) Common Shares. Subject to the provisions of Article 5, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of shares.

(b) Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of shares.

(c) Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Trustees by resolution shall (i) designate that class or series to distinguish it from all other classes and series of shares; (ii) specify the number of shares to be included in the class or series; (iii) set, subject to the provisions of this Article 4, Article 5 and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of shares set pursuant to clause (iii) of this Section 4.1(c) may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

(d) Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

(e) Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”); however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 4.1(e) shall be subject to the provisions of any class or series of shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

(f) Voting Rights of Preferred Shares. Notwithstanding any other provision of the Declaration of Trust, no designation pursuant to Section 4.1(c) shall specify that a class or series of Preferred Shares shall have voting rights greater than (i) the right to elect up to two additional Trustees, constituting less than a majority of the Trustees, following the Trust’s failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods, and to remove such Trustees, (ii) the right to approve any transaction resulting in the issuance by the Trust of any class or series of Preferred Shares ranking senior to such Preferred Shares with respect to the payment of dividends or distributions or the distribution of assets on liquidation, (iii) the right to approve any amendment to the Declaration of Trust, including Articles Supplementary, if such amendment would materially and adversely alter the rights, preferences or privileges of such Preferred Shares, (iv) the right to approve any merger in which the Trust is not the surviving entity, unless the terms of such merger provide that (A) the holders of such Preferred Shares shall receive equity securities of the surviving entity with preferences, rights and privileges substantially equivalent to the preferences, rights and privileges of such Preferred Shares (“New Preferred Shares”) and (B) upon the completion of such merger there shall not be outstanding equity securities of the surviving entity ranking as to distribution rights and liquidation preferences senior to such New Preferred Shares (other than securities issued for securities of the Trust outstanding prior to such merger which were senior as to distribution rights and liquidation preferences to such Preferred Shares), (v) the right to vote on the termination of the Trust and (vi) such other voting rights as are expressly required by law.

(g) Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

(h) Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

(i) Increase in Shares. The Board of Trustees may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that the Trust has authority to issue, without a vote of shareholders.

(j) References to Shares and Shareholders. The words “shares” and “shareholders” wherever used in this Declaration of Trust, except where the context otherwise requires, shall refer to both the Common Shares and the Preferred Shares and to the holders of shares of both classes, respectively.

SECTION 5.8 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 5.8. Subject to Section 5.11, if any person, corporation, partnership, trust or any other legal entity is or becomes at any time the beneficial owner, directly or indirectly, of more than ten percent (10%) IN VALUE of the outstanding shares, or if the tax status of the Trust under Public Law 86-779 or any other tax statute or regulation is or can be endangered by the purchase or retention of shares by any person, corporation, partnership, trust or any other legal entity, the Trustees may, in their sole discretion, refuse to sell, transfer or deliver shares to such person or entity, or, may repurchase any or all shares held by such person or entity (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) AT SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR REPURCHASE. After the mailing of the demand for repurchase, the shares may be cancelled upon the records of the Trust by the order of the Trustees and the Trust shall pay promptly for such shares as above determined.

SECTION 5.10 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 5.10. Subject to Section 5.11, if the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of this Trust has or may become concentrated to an extent which would cause any rent to be paid to this Trust by a “sister corporation,” if one existed, to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code, or similar provisions of successor statutes, pertaining to the qualification of this Trust as a real estate investment trust, Trustees shall have the power (1) by lot or other means deemed equitable by them to call for purchase from any shareholder of this Trust such number of shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of shares of this Trust into conformity with the requirements of said Section 856(d)(2)(B) pertaining to this Trust, and (2) to refuse to register the transfer of shares to any person whose acquisition of such shares would, in the opinion of the Trustees, result in this Trust being unable to conform to the requirements of said Section 856(d)(2)(B). For purposes of this Section, the term “sister corporation” means a corporation, the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the shares of this Trust. This Section shall apply even if a “sister corporation” does not exist (1) at the time the Trustees determine that the ownership of shares of this Trust has or may become so concentrated, or (2) at the time the Trustees call shares for purchase or refuse to register the transfer of shares.

The purchase price for the shares purchased pursuant hereto shall be equal to (i) the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid for the shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees OR (II) SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR PURCHASE. From and after the date fixed for purchase by the Trustees, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price fixed as aforesaid.

In order to further assure that ownership of the shares does not become so concentrated, any transfer of shares that would prevent amounts received by this Trust from a “sister corporation,” if one existed, from qualifying as “rents from real property” as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of this Trust in acquiring such shares and to hold such shares on behalf of this Trust. For purposes of determining whether this Trust is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes shall be applied. The shareholders of this Trust shall, upon demand, disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the shares of this Trust as the Trustees deem necessary to determine whether this Trust satisfies the provisions of Section 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder as the same shall from time to time be amended, or to comply with the requirements of any other taxing authority.

SECTION 7.3 IS PROPOSED TO BE ENTIRELY RESTATED TO READ AS FOLLOWS:

Section 7.3. Subject to Section 4.1(f) and the provisions of any class or series of shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 8.1 or 10.2; (b) amendment of this Declaration of Trust as provided in Section 10.1; (c) termination of the Trust as provided in Section 10.1; (d) any merger and (e) any other matter on which, by law, the holders of the shares are required to vote. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees.

SECTION 7.5 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 7.5. Except as expressly set forth herein OR AS EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON VOTING AS SEPARATE CLASSES OR SERIES. At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote UNLESS OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. Fractional shares shall not be entitled to any vote UNLESS OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

THE FIRST SENTENCE OF SECTION 8.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 8.1. The number of Trustees shall not be less than three (3) nor more than eleven (11), the exact number of which shall be determined from time to time by a resolution of the Board of Trustees. SUCH TRUSTEES SHALL BE ELECTED BY THE HOLDERS OF THE COMMON SHARES. FURTHER, THE HOLDERS OF PREFERRED SHARES MAY HAVE THE RIGHT TO ELECT SUCH NUMBER OF ADDITIONAL TRUSTEES, UP TO TWO (2), BUT CONSTITUTING LESS THAN A MAJORITY OF THE TRUSTEES, FOLLOWING THE TRUST’S FAILURE TO PAY REQUIRED DIVIDENDS ON SUCH PREFERRED SHARES FOR A SPECIFIED NUMBER OF QUARTERLY PERIODS, THE OTHER TERMS OF SUCH RIGHT, INCLUDING THE TERM OF OFFICE OF ANY SUCH ADDITIONAL TRUSTEES, TO BE AS PROVIDED BY THE ARTICLES SUPPLEMENTARY ESTABLISHING ANY SUCH CLASS OR SERIES OF PREFERRED SHARES.

THE FIRST SENTENCE OF SECTION 8.4 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 8.4. In case a vacancy in the number of Trustees shall occur through an increase in the number of authorized Trustees, death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 hereof), the remaining Trustees or Trustee OF SUCH CLASS (I.E., THE TRUSTEES ELECTED BY THE HOLDERS OF COMMON SHARES OR THE HOLDERS OF PREFERRED SHARES, RESPECTIVELY) may fill such vacancy by appointing by an instrument in writing signed by a majority of SUCH Trustees such person as they or he in their absolute discretion shall see fit, but no such appointment shall become effective unless and until the person so appointed shall have delivered to the President of the Trust an instrument in writing, signed by such person acknowledging and agreeing to be bound by this Declaration of Trust.

SECTION 9.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 9.1. The Trustees shall from time to time distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES such proportions of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Trustees may distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees (OR AS PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING), as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Trustees under Section 2.16 of Article 2 hereinabove) or the book value; and such distribution may be among the shareholders of record at such other date (not more than twenty (20) days prior to payment of such distribution) as the Trustees shall determine.

SECTION 10.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 10.1. The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON, VOTING AS SEPARATE CLASSES OR SERIES, or by a vote of two-thirds of the Trustees in any manner necessary to enable the trust to continue to qualify as a real estate investment trust under the Code or Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON, VOTING AS SEPARATE CLASSES OR SERIES. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this Section 10.1, or Article 15 of the Declaration of Trust.

SECTION 10.2 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 10.2. Any Trustee may be removed either (1) at any meeting of shareholders called for the purpose, by the affirmative vote of not less than two-thirds in interest of the shares then outstanding hereunder and entitled to vote IN THE ELECTION OF SUCH CLASS OF TRUSTEES; or (2) by the unanimous vote of all other Trustees of such class with the approval of the holders of a majority of the shares ENTITLED TO VOTE IN THE ELECTION OF SUCH CLASS OF TRUSTEES.

APPENDIX B

WASHINGTON REAL ESTATE INVESTMENT TRUST

PROPOSED 2007 OMNIBUS LONG-TERM INCENTIVE PLAN

Washington Real Estate Investment Trust, a Maryland real estate investment trust (the “Trust”), sets forth herein the terms of its 2007 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE. The Plan is intended to enhance the Trust’s and its Subsidiaries’ ability to attract and retain highly qualified trustees, officers, key employees and other persons and to motivate such persons to serve the Trust and its Subsidiaries and to improve the business results and earnings of the Trust, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust. To this end, the Plan provides for the grant of Share options, Share appreciation rights, restricted Shares, restricted Share units, unrestricted Shares and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Share options granted under the Plan may be incentive stock options or non-qualified options, as provided herein.

2. DEFINITIONS. For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares or Dividend Equivalent Rights under the Plan.

2.3 “Award Agreement” means the written agreement between the Trust and a Participant that evidences and sets out the terms and conditions of an Award.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.5 “Board” means the Board of Trustees of the Trust.

2.6 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Trust or a Subsidiary,(i) commission by a Participant of a felony or crime of moral turpitude; (ii) conduct in the performance of a Participant’s duties which is illegal, dishonest, fraudulent or disloyal; (iii) the breach of any fiduciary duty the Participant owes to the Trust; or (4) gross neglect of duty or poor performance which is not cured by the Participant to the reasonable satisfaction of the Trust within 30 days of Participant’s receipt of written notice from the Trust advising Participant of said gross neglect or poor performance.

2.7 “Change in Control” means an occasion upon which (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Trust or a corporation controlled by the Trust, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 40% or more of the combined voting power or combined total fair market value of the Trust’s then outstanding securities; or (ii) during any period of twelve (12) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Trust to effect a transaction described in clauses (i) or (iii) of this Paragraph) whose election by the Board or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) any of (a) the Trust consummates a merger, consolidation, reorganization, recapitalization or statutory share exchange (a “Business Combination”), other than a Business Combination which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power and at least 50% of the combined total fair market value of the securities of the Trust or such surviving entity outstanding immediately after such Business Combination, (b) the Trust’s shareholders approve a plan of complete liquidation of the Trust, or (c) the Trust completes the sale or other disposition of all or substantially all of its assets in one or a series of transactions.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.9 “Corporate Transaction” means (i) the dissolution or liquidation of the Trust or a merger, consolidation, or reorganization of the Trust with one or more other entities in which the Trust is not the surviving entity, (ii) a sale of substantially all of the assets of the Trust to another person or entity which does not constitute a “related person” to the Trust, as such term is defined in the Treasury Regulations issued in connection with Section 409A of the Code, or (iii) any transaction (including without limitation a merger or reorganization in which the Trust is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning more than 50% of the combined voting power of all classes of share of the Trust.

2.10 “Covered Employee” means a Participant who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.11 “Disability” means any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as a result of which the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Trust; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall mean the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether the Participant’s physical or mental impairment satisfies the conditions set forth in this Section 2.11 shall be made, in the case of an employee of the Trust, under a disability insurance program covering employees of the Trust; provided, however, that if the Participant is a self-employed individual or an employee of the Trust and is determined to be totally disabled by the Social Security Administration, his/her physical or mental impairment shall be deemed to satisfy the conditions of this Section.

2.12 “Dividend Equivalent Right” means a right, granted to a Participant under Section 13 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.13 “Effective Date” means March     , 2007, the date the Plan is approved by the Board.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15 “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith taking into account, without limitation, Section 409A of the Code.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.

2.17 “Grant Date” means the date on which the Board approves an Award or such later date as may be specified by the Board.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

2.20 “Option” means an option to purchase Shares pursuant to the Plan.

2.21 “Option Price” means the exercise price for each Share subject to an Option.

2.22 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.23 “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust.

2.24 “Participant” means a person who receives or holds an Award under the Plan.

2.25 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.26 “Plan” means this Washington Real Estate Investment Trust 2007 Omnibus Long-Term Incentive Plan.

2.27 “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares or Unrestricted Shares.

2.28 “Restricted Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.

2.29 “Restricted Shares” means Shares awarded to a Participant pursuant to Section 10 hereof.

2.30 “Retirement” means termination of employment on or after age 65 or on or after age 55 with 20 years of continuous service.

2.31 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 9 hereof.

2.32 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.33 “Service” means service as a Service Provider to the Trust or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Trust or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.34 “Service Provider” means an employee, officer or trustee of the Trust or a Subsidiary, or a consultant or adviser currently providing services to the Trust or a Subsidiary.

2.35 “Share” or “Shares” means the common shares of beneficial interest of the Trust.

2.36 “Share Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.37 “Subsidiary” means any “subsidiary corporation” of the Trust within the meaning of Section 424(f) of the Code.

2.38 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Trust or any Subsidiary or with which the Trust or any Subsidiary combines.

2.39 “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Trust, its parent or any of its Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.40 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.41 “Trust” means Washington Real Estate Investment Trust.

2.42 “Unrestricted Shares” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Board. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Trust’s governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Trust’s governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee. The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Trust’s governing documents and applicable law. The Committee shall consist of not less than three (3) members of the Board, which members shall be “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act (or such greater number of members which may be required by said Rule 16b-3). In addition, the Board shall designate a member of the Committee to act as Chairman of the Committee, and the Board may remove any member of the Committee at any time and appoint any trustee to fill any vacancy on the Committee. The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the members of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at a meeting duly called by its Chairman; provided, however, any action taken by a written document signed by all of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held. If the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3. Terms of Awards. Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Participants,

(ii) determine the type or types of Awards to be made to a Participant,

(iii) determine the number of Shares to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award.

The trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Trust or any Subsidiary thereof or any confidentiality obligation with respect to the Trust or any Subsidiary thereof or otherwise in competition with the Trust or any Subsidiary thereof, to the extent specified in such Award Agreement applicable to the participant. Furthermore, unless the Board provides otherwise in the applicable Award Agreement, the Trust may annul an Award if the Participant is an employee of the Trust or a Subsidiary thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of Trust’s shareholders, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4. Deferral Arrangement. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with Section 409A, where applicable, and such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5. No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Trust may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of Shares available for issuance under the Plan shall be              million,              thousand (            ). Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Trust. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a share-settled Share Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Share Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Share Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date. The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Trust’s shareholders within one year of the Effective Date. Upon approval of the Plan by the Trust’s shareholders as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the Trust’s shareholders had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Trust’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Trust’s shareholders if the amendment would: (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons. Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Trust or any Subsidiary, including any Service Provider who is an officer or trustee of the Trust or any Subsidiary, as the Board shall determine and designate from time to time, (ii) any Outside Trustee and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Trust by the Board.

6.2. Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date and provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares Subject to Awards. During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of Shares subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred thousand (100,000) per calendar year; and

(ii) the maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one hundred thousand (100,000) per calendar year.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price. The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Participant is a Ten Percent Shareholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2. Vesting. Subject to Sections 8.3, 8.4, 8.5 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term. Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, except to the extent that such termination is due to death, Disability, Retirement, lay-off in connection with a reduction in force or Change in Control of the Trust or as otherwise specified in the Award Agreement, any Option held by such Participant that have not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option. If a Participant’s Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, if a Participant’s Service is terminated (i) due to Retirement or lay-off in connection with a reduction in force, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Participant’s Retirement or lay-off and thereafter shall be a Non-Qualified Option), (ii) due to Disability, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s termination due to Disability and thereafter shall be a Non-Qualified Option) or (iii) due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s death and thereafter shall be a Non-Qualified Option). Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Change in Control. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, in the event of a Change in Control, a Participant’s unvested Options shall become fully vested and may be exercised until their normal date of expiration.

8.6. Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the Trust’s shareholders as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.7. Method of Exercise. An Option that is exercisable may be exercised by the Participant’s delivery to the Trust of written notice of exercise on any business day, at the Trust’s principal office, on the form specified by the Board. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Trust may, in its judgment, be required to withhold with respect to an Award. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.

8.8. Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, a Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares ) until the Shares covered thereby are fully paid and issued to the Participant. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9. Delivery of Share Certificates. Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.

8.10. Transferability of Options. Except as provided in Section 8.11, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

8.11. Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2. Other Terms. The Board shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10. TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

10.1. Grant of Restricted Shares or Restricted Share Units. Awards of Restricted Shares or Restricted Share Units may be made to eligible persons. Restricted Shares or Restricted Share Units may be awarded for no consideration (other than par value of the Shares which is deemed paid by Services already rendered). Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units. If so indicated in the Award Agreement at the time of grant, a Participant may vest in more than 100% of the number of Restricted Share Units awarded to the Participant.

10.2. Restrictions. At the time an Award of Restricted Shares or Restricted Share Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Restricted Share Units, which for an employee may be five (5) years, during which twenty percent (20%) of the Shares related to such Award shall become nonforfeitable or vest on each anniversary of the grant Date, for a trustee may be the period for which such trustee continues to serve as a trustee or for any Participant such other periods as the Board may deem appropriate. Each Award of Restricted Shares or Restricted Share Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 14.1 and 14.2. Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Restricted Share Units. Each Participant may designate a beneficiary for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan. If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary.

10.3. Restricted Shares Certificates. The Trust shall issue, in the name of each Participant to whom Restricted Shares has been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Trust shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Shares. Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5. Rights of Holders of Restricted Share Units.

10.5.1. Dividend Rights. Unless the Board otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust. The Board may provide in an Award Agreement evidencing a grant of Restricted Share Units that the holder of such Restricted Share Units shall be entitled to receive, upon the Trust’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Share Unit held equal to the per-share dividend paid on the Shares in accordance with Section 13.

10.5.2. Creditor’s Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Trust. Restricted Share Units represent an unfunded and unsecured obligation of the Trust, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death, Disability, Retirement, lay-off in connection with a reduction in force or Change in Control of the Trust or as otherwise specified in the Award Agreement. Further, the Award Agreement may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction. Upon forfeiture of Restricted Shares or Restricted Share Units, the Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

10.7. Purchase of Restricted Shares. The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Shares from the Trust at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Trust or a Subsidiary.

10.8. Delivery of Share. Except as otherwise specified with respect to a particular Award of Restricted Shares, within thirty (30) days of the expiration or termination of the restricted period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant’s beneficiary or estate, as the case may be. Except as otherwise specified with respect to a particular Award of Restricted Share Units, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.

11. TERMS AND CONDITIONS OF UNRESTRICTED SHARES AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Shares Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1. General Rule. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Trust.

12.2. Surrender of Shares. To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to the Trust of Shares, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise. With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a registered securities broker acceptable to the Trust to sell Shares and to deliver all or part of the sales proceeds to the Trust in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2. Termination of Service. Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

14.1. Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

14.2.2. Business Criteria. One or more of the following business criteria for the Trust, on a consolidated basis, and/or specified Subsidiaries or business units of the Trust (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total shareholder return (share price appreciation plus dividends), (2) net income, (3) earnings per share, (4) funds from operations, (5) funds from operations per share, (6) return on equity, (7) return on assets, (8) return on invested capital, (9) increase in the market price of Shares or other securities, (10) revenues, (11) operating income, (12) operating margin (operating income divided by revenues), (13) earnings before interest, taxes, depreciation and amortization (EBITDA), (14) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (13) in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an Award, or (15) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (13) in comparison to a budget or target for measuring performance under an Award. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3. Timing For Establishing Performance Goals. Performance goals shall be established, in writing, not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m). It is the intent of the Trust that Performance Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Trust or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Shares or Restricted Share Units held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General. The Trust shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option, or the Trust of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Trust shall not be required to sell or issue such shares unless the Trust has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Trust shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3. During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Shares. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Trust. In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share. The conversion of any convertible securities of the Trust shall not be treated as an increase in Shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in share of the Trust) without receipt of consideration by the Trust, the Trust may, in such manner as the Trust deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

17.2. Reorganization in which the Trust is the Surviving Entity. Subject to Section 17.3 hereof, if the Trust shall be the surviving entity in any reorganization, merger, or consolidation of the Trust with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction. Subject to the exceptions set forth in the last sentence of this Section 17.3, the last sentence of Section 17.4 and the requirements of Section 409A of the Code:

(i) upon the occurrence of a Corporate Transaction, all outstanding Options and Restricted Shares shall be deemed to have vested, and all Restricted Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Restricted Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Shares or Restricted Share Units, equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per Share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Trust’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Trust gives notice thereof to its shareholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Shares and Restricted Share units theretofore granted, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units for new options, SARs, restricted share and restricted shares units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided.

17.4. Adjustments. Adjustments under this Section 17 related to Shares or other securities of the Trust shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Trust. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Trust either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust or any Subsidiary. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a trustee, officer, consultant or employee of the Trust or a Subsidiary. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the Trust’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan.

18.3. Withholding Taxes. The Trust or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Trust or the Subsidiary, as the case may be, any amount that the Trust or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or the Subsidiary, which may be withheld by the Trust or the Subsidiary, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Trust or the Subsidiary to withhold Shares otherwise issuable to the Participant or (ii) by delivering to the Trust or the Subsidiary Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 18.3 may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code. The Board intends to comply with Section 409A of Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation arrangements pursuant to Section 409A, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of March     , 2007, and approval of the Plan by the shareholders on May     , 2007, the Trust has caused its authorized officer to execute the Plan.

Washington Real Estate Investment Trust

By:
Title:

The Board recommends a vote FOR Item 1.

1. Election of two Trustees.

	FOR	WITHHELD

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	Nominees (for the terms stated in the Proxy Statement): 01. Mr. Edmund B. Cronin, Jr. 02. Mr. John P. McDaniel

☐	For all nominees except as written above

The Board recommends a vote FOR Item 2 and Item 3.

	FOR	AGAINST	ABSTAIN

2. Declaration of Trust amendments authorizing the issuance of Preferred Shares	☐	☐	☐

	FOR	AGAINST	ABSTAIN

3. The adoption of the 2007 Omnibus Long-Term Incentive Plan.	☐	☐	☐

4. Such other matters as may come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINATED TRUSTEES AND “FOR” PROPOSAL 2 AND PROPOSAL 3. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.

When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

WASHINGTON REAL ESTATE INVESTMENT TRUST

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Washington Real Estate Investment Trust appoints Sara L. Grootwassink and Laura M. Franklin with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on May 17, 2007, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)